                                                 Registration No. 333-__________

   As filed with the Securities and Exchange Commission on February 17, 1998
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              __________________

                              APPLIED POWER INC.
            (Exact name of registrant as specified in its charter)

               WISCONSIN                                         39-0168610
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

    13000 West Silver Spring Drive
          Butler, Wisconsin                                      53007-1093
(Address of Principal Executive Offices)                         (Zip Code)

                              ------------------

                              APPLIED POWER INC.
                            1996 STOCK OPTION PLAN
                           (Full title of the plan)

                              ------------------

          ROBERT C. ARZBAECHER                                 Copy to:
Vice President and Chief Financial Officer           ANTHONY W. ASMUTH III, ESQ.
           Applied Power Inc.                              Quarles & Brady
     13000 West Silver Spring Drive                   411 East Wisconsin Avenue
     Butler, Wisconsin  53007-1093                   Milwaukee, Wisconsin  53202

                    (Name and address of agent for service)

                                (414) 781-6600
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                       Proposed           Proposed
                                                       Maximum            Maximum          Amount of
  Title of Securities          Amount to be         Offering Price        Aggregate       Registration
  to be Registered              Registered            Per Share        Offering Price          Fee
  ----------------              ----------            ---------        --------------          ---
Class A Common Stock,
par value $.20 per share    3,000,000 shares (1)         (2)           $105,787,313(2)       $31,208

=========================================================================================================

(1) The Applied Power Inc. 1996 Stock Option Plan (the "Plan") provides for the issuance of up to 3,000,000 shares of Class A common stock, par value $.20 per share ("Common Stock"). The Plan provides for possible adjustment of the number, price and kind of shares covered by options granted or to be granted, and of the number and kind of shares that may be awarded as restricted stock, in the event of certain capital or other changes affecting the Common Stock. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement covers, in addition to the above 3,000,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment. All share amounts reflected herein have been adjusted for the effect of the Registrant's two-for-one stock split paid on February 3, 1998 to shareholders of record on January 22, 1998.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price for the 6,000 shares underlying options granted on May 8, 1997 at $22.375 per share, (ii) the aggregate exercise price for the 6,000 shares underlying options granted on May 19, 1997 at $21.875 per share, (iii) the aggregate exercise price for the 12,000 shares underlying options granted on August 4, 1997 at $26.125 per share, (iv) the aggregate exercise price for the 219,600 shares underlying options granted on November 4, 1997 at $31.625 per share, (v) the aggregate exercise price for the 16,800 shares underlying options granted on January 8, 1998 at $34.50 per share, and (vi) as to the remaining 2,739,600 shares available under the Plan, $35.65625 per share, which is the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on February 12, 1998. In the case of options, the actual offering price will be determined in accordance with the terms of the Plan; provided, however, that in no event shall it be less than 100% of the Fair Market Value of the Common Stock at the time of grant unless, with respect to nonqualified stock options only, the grantee pays to the Company at the time of grant cash in an amount at least equal to the difference between the exercise price and the Fair Market Value of the Common Stock. All share amounts and exercise prices reflected herein have been adjusted for the effect of the Registrant's two-for-one stock split paid on February 3, 1998 to shareholders of record on January 22, 1998.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

     The following documents filed by Applied Power Inc. (the "Registrant") (Commission File No. 1-11288) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1997;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1997;

     (c) The Registrant's Current Report on Form 8-K dated October 3, 1997 and the Registrant's Amendment to Current Report on Form 8-K/A filed December 17, 1997;

     (d)  The Registrant's Current Report on Form 8-K dated November 4, 1997;
          and

     (e) The Registrant's Current Report on Form 8-K dated January 28, 1991, including specifically the description of the Common Stock in Item 5 thereof filed for the purpose of updating the description of the Common Stock contained in the Company's registration statement filed with respect thereto under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.  See Item 3(e) above.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the shares of Common Stock registered hereunder will be passed on for the Registrant by Quarles & Brady, the Registrant's legal counsel. The Registrant's Secretary, Anthony W. Asmuth III, is a partner of Quarles & Brady which serves as counsel to the Registrant.

Item 6.  Indemnification of Directors and Officers.

     The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

     Article VIII of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Registrant are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     See Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Butler, State of Wisconsin, on February 17, 1998.

                                        APPLIED POWER INC.
                                        (Registrant)


                                        By: /s/ ROBERT C. ARZBAECHER
                                            ------------------------
                                            Robert C. Arzbaecher
                                            Vice President and
                                            Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard G. Sim and Robert C. Arzbaecher, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*


        SIGNATURE                                      TITLE

/s/ RICHARD G. SIM                    Chairman of the Board, President and
------------------------              Chief Executive Officer; Director
Richard G. Sim

/s/ ROBERT C. ARZBAECHER              Vice President and Chief Financial Officer
------------------------              (Principal Financial Officer)
Robert C. Arzbaecher

/s/ RICHARD D. CARROLL                Treasurer, Controller and
------------------------              Principal Accounting Officer
Richard D. Carroll

/s/ H. RICHARD CROWTHER               Director
------------------------
H. Richard Crowther

/s/ JACK L. HECKEL                    Director
------------------------
Jack L. Heckel

/s/ RICHARD A. KASHNOW                Director
------------------------
Richard A. Kashnow


------------------------               Director
L. Dennis Kozlowski


------------------------               Director
John J. McDonough

______________________

*Each of the above signatures is affixed as of February 17, 1998.

                              APPLIED POWER INC.
                              (the "Registrant")
                         (Commission File No. 1-11288)

                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT


Exhibit                                                       Incorporated Herein                  Filed
Number               Description                                by Reference To                  Herewith
------               -----------                                ---------------                  --------
4.1       Amended and Restated Articles of                                                          X
          Incorporation of the Registrant (dated
          as of February 13, 1998)

4.2       Amended and Restated Bylaws of the        Exhibit 3.2 to the Registrant's Form 10-K
          Registrant (effective as of January 8,    for the fiscal year ended August 31, 1997
          1997)

5         Opinion of Counsel                                                                        X

23.1      Consent of Independent Accountants                                                        X

23.2      Consent of Counsel                                                                  Contained in
                                                                                              Opinion filed as
                                                                                              Exhibit 5

24        Power of Attorney                                                                   Contained in
                                                                                              Signatures page to
                                                                                              this Registration
                                                                                              Statement

99        Applied Power Inc. 1996 Stock Option      Annex A to the Registrant's Proxy
          Plan                                      Statement dated November 19, 1996 for the
                                                    1997 Annual Meeting of Shareholders


                                     EI-1